Exhibit 32
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Carbo Ceramics Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (“Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Form 10-Q.

Dated:	October 26, 2007

/s/ Gary A. Kolstad

Name:	Gary A. Kolstad
Title:	Chief Executive Officer

Dated:	October 26, 2007

/s/ Paul G. Vitek

Name:	Paul G. Vitek
Title:	Chief Financial Officer